Exhibit 10.6


                              CONSULTING AGREEMENT


         CONSULTING AGREEMENT dated as of this 27th day of June, 2000, between Queens County Bancorp, a corporation organized under the laws of Delaware, with its principal administrative office at 38-25 Main Street, Flushing, New York ("Queens"), and Columbia Federal Savings Bank, now known as CFS Bank ("CFS Bank"), a federally chartered savings bank, with its principal administrative office at 615 Merrick Avenue, Westbury, NY 11590, and Philip S. Messina (the "Consultant").

         WHEREAS, Consultant is currently employed as Chairman and Chief Executive Officer of Haven Bancorp, Inc., a corporation organized under the laws of Delaware, which is the principal holding company for CFS Bank ("Haven");

         WHEREAS, Consultant is currently employed as Chairman and Chief Executive Officer of CFS Bank;

         WHEREAS, Haven has entered into an Agreement and Plan of Merger (the "Merger Agreement") with Queens County Bancorp, Inc. ("Queens"), dated as of even date herewith, pursuant to which Haven will merge with and into Queens (the "Merger") with Queens being the surviving corporation; and

         WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Queens desires that Consultant continue to provide consulting services to Queens and CFS Bank after the "Effective Time" as such term is defined in the Merger Agreement and Consultant desires to continue to perform such services;

         NOW, THEREFORE, in consideration of the foregoing and the mutual commitments contained in this Agreement, the parties hereto agree as follows:

         1. Consulting Period; Effect on Prior Employment Agreement

         This Agreement shall be effective as of the Effective Time, provided Consultant is employed by CFS Bank on that date and shall continue for a period of three (3) years thereafter, subject to earlier termination as provided herein. The period during which Consultant is providing services hereunder is hereafter referred to as the "Consulting Period". As of the Effective Time, the Employment Agreement between Consultant and Haven dated November 22, 1999 (the "Employment Agreement"), shall terminate and become null and void; provided that
Section 7 only of the Employment Agreement shall survive until the end of the Consulting Period and shall be deemed to cover any services provided under this Agreement. In consideration of the services rendered by the Consultant to Haven and CFS Bank prior to the Effective Time, the Consultant's

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willingness to enter into this Agreement, and the satisfaction of all of Haven's obligations under the Employment Agreement, the Company shall pay the Consultant in cash the amount calculated and payable under Section 11 of the Employment Agreement at the Effective Time; provided that such payment shall not include any amounts provided to Consultant under Section 15 or any other provision of the Employment Agreement for tax indemnification for excise taxes imposed under
Section 4999 of the Internal Revenue Code of 1986, as amended.

         2. Duties and Services

              (a) Commencing on the Effective Date, Consultant is engaged to act as a general consultant to Queens and to CFS Bank with respect to CFS Bank's business (the "Business"). Consultant shall perform services for Queens or CFS Bank as are reasonably requested by the Board of Directors of Queens, and such services shall include, but not be limited to, assisting CFS Bank in establishing, promoting and maintaining good business relationships and developing the Business.

              (b) Queens, CFS Bank and Consultant shall make good faith attempts to schedule any consulting services so as not to interfere unreasonably with Consultant's other business activities. It is understood that Consultant shall be an independent contractor and not an employee who may be engaged in employment for other persons and who may render other consulting services during the period of this Consulting Agreement, subject to the limitations of Section 6 hereof.

              (c) Consultant shall be responsible for the payment of applicable taxes levied or based upon the income of Consultant or the fees payable to Consultant by CFS Bank including, but not limited to, SECA and federal, state and local income taxes.

         3. Compensation; Use of Office; Car

              (a) As compensation for his services hereunder, Queens and CFS Bank shall pay Consultant, during the Consulting Period, a consulting fee (the "Consulting Fee") at the rate of $500,000 per year, payable in monthly installments commencing at the Effective Time. Consultant acknowledges that as an independent contractor he is not entitled to participate in or receive any benefit or right offered to employees of CFS Bank under any employee benefit plan, including without limitation, medical and health insurance.

              (b) Queens and CFS Bank shall provide Consultant at its expense with an office located on the premises of CFS Bank, use of a secretary and a computer if such are necessary to enable Consultant to perform his duties hereunder.

              (c) Consultant shall receive the use of a car leased by Queens or CFS Bank during the Consulting Period, such car to be of similar value as that leased by Haven or CFS Bank for

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Consultant's  use as of the date  hereof.  Queens or CFS Bank shall also pay all costs of car insurance, repairs, maintenance, fuel and parking for such car.

         4. Expenses

         Consultant shall be entitled to reimbursement for all reasonable out-of-pocket expenses necessarily incurred in the performance of his duties for Queens or CFS Bank hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of CFS Bank.

         5. Confidential Information; Covenant not to Compete

              (a) Consultant agrees that during the Consulting Period and for a period of three years following termination of Consultant's services to Queens and CFS Bank, Consultant shall keep secret and confidential all business-related information about CFS Bank, Queens and its subsidiaries, including without limitation, information about business contacts, transactions, contracts, intellectual property, finances, personnel, products and pricing, customers, or corporate affairs of which Consultant may become aware, whether or not relating to or arising out of Consultant's specific duties ("Confidential Information") and Consultant shall not disclose or make known any of such Confidential Information or anything relating thereto to any person, firm or corporation except to officers, directors, employees, agents and advisors of CFS Bank, Queens and its subsidiaries and such other persons or entities as may be authorized by Queens or CFS Bank.

              (b) Upon termination of this Agreement, Consultant shall immediately return to Queens or CFS Bank any and all Confidential Information in his possession or under his control, including, without limitation, all reports, analyses, summaries, notes, or other documents or work papers, containing or based upon any Confidential Information, whether prepared by CFS Bank, Queens or any of its subsidiaries, Consultant or any other person or entity.

              (c) Should any person request in any manner that Consultant disclose any Confidential Information, Consultant shall immediately notify Queens and CFS Bank of such request and the content of all communications and discussions relating thereto.

              (d)  Consultant   agrees  that  during  the   Consulting   Period,
Consultant will

               (i) not, directly or indirectly (whether as principal, agent, independent contractor, employee or otherwise), own, manage, operate, join, control or otherwise carry on, participate in the ownership, management, operation or control of, or be engaged in or concerned with, any business competitive with that of Queens or CFS Bank, provided that the Consultant shall not be prohibited from owning less than 5% of any publicly traded corporation, whether or not such corporation is in competition with Queens or CFS Bank;


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               (ii)  inform any person  which  seeks to engage the  services  of
          Consultant that Consultant is bound by this Section 5 and the other terms of this Agreement;

               (iii) not solicit or induce or attempt to solicit or induce, directly or indirectly, any employee of Queens or CFS Bank, whether or not such person would commit a breach of any employment agreement by reason of leaving service, to terminate such employee's employment relationship with Queens or CFS Bank in order to enter into any such relationship with him or any person in competition with the business of Queens or CFS Bank.

              (e) Consultant understands and agrees that money damages may not be a sufficient remedy for any breach or attempted or threatened breach of this
Section 5 by Consultant and that CFS Bank, Queens and its subsidiaries shall be entitled to equitable relief, including specific performance and injunctive relief as remedies for any such breach or threatened or attempted breach. Consultant hereby consents to the granting of an injunction (temporary or otherwise) against Consultant or to the entering of any other court order against Consultant prohibiting and enjoining Consultant from violating, or directing Consultant to comply with, any provision of this Section 5. Consultant also agrees and understands that such remedies shall be in addition to any and all remedies, including damages, available to CFS Bank, Queens or its subsidiaries against Consultant for such breaches or threatened or attempted breaches.

              (f) The provisions of this Section 5 shall survive any termination or expiration of this Agreement.

         6. Termination

              (a) Queens or CFS Bank may terminate this Agreement for "Cause" (as defined in paragraph (c) below) at any time and in such event, its only obligation will be to pay Consultant in a lump sum any accrued but unpaid
Consulting Fee due to Consultant through the last day Consultant performs services on behalf of Queens or CFS Bank.

              (b) Queens or CFS Bank may terminate this Agreement without Cause upon providing 30 days' prior written notice to Consultant. In the event Queens or CFS Bank terminates this Agreement without Cause, Queens or CFS Bank shall pay in a lump sum the remaining Consulting Fee owed through the end of the Consulting Period as provided in Section 1 hereof.


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              (c) As used herein

               (i) "Cause" shall mean (A) a determination by the Board of Directors of Queens of willful failure of Consultant to perform his duties under this Agreement after notice and a reasonable opportunity to cure, (B) acts or omissions resulting or intended to result in personal gain at the expense of CFS Bank, Queens or its subsidiaries except as provided under this Agreement, (C) acts or omissions causing material injury to the property and business of CFS Bank, Queens or its subsidiaries, or (D) the conviction of Consultant, or the entry of a plea of guilty or nolo contendere by Consultant to any felony.

               (ii) "Disability" shall mean Consultant's inability, for reasons of health, to carry out his services under this Agreement for a total of six months during any 12 month period of this Agreement.

              (d) In the event of the Consultant's death, Queens or CFS Bank shall be entitled to terminate this Agreement, in which case Queens' and CFS Bank's obligations under this Agreement shall be limited to the payment of in a lump sum the Consulting Fee owed through the end of the Consulting Period as provided in Section 1 hereof.

              (e) Queens or CFS Bank may terminate this Agreement for "Disability" (as defined in paragraph (c)) upon 30 days' prior written notice. In such event Queens' and CFS Bank's only obligation under this Agreement shall be to pay Consultant in a lump sum the Consulting Fee owed through the end of the Consulting Period as provided in Section 1 hereof.

         7. No Advertising or Promotion

         Consultant agrees that he will not use, in any advertising or promotional material or media, the name or logo of CFS Bank, Queens or any other Queens entity, or otherwise identify Queens or any other Queens entity as a client of Consultant, without Queens's prior written consent.

         8. Survival

         The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive termination of Consultant's services as provided herein.

         9. Entire Agreement; Modification

         This Agreement contains the entire agreement between Consultant, Queens and CFS Bank and it is the complete, final and exclusive embodiment of our agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be amended except in writing signed by both parties.


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         In case any one or more of the  provisions  contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         10. Notices

         For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five (5) days after deposit in the United States mail, certified and return receipt requested, postage prepaid, to such address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         11. Waiver

         If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         12. Assignment

         This Agreement and any rights or obligations hereunder may be assigned by Queens' or CFS Bank to any successor in interest to Queens' or CFS Bank's business. This Agreement may not be assigned by Consultant.

         13. Headings

         The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

         14. Governing Law

         This Agreement shall be governed by the laws of the State of New York.



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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                                 QUEENS COUNTY BANCORP


                                                 By: /s/ Joseph R. Ficalora
                                                 -------------------------------


                                                 COLUMBIA FEDERAL SAVINGS BANK


                                                 By: s/s/ William J. Jennings
                                                 -------------------------------


                                                 CONSULTANT


                                                 /s/ Philip S. Messina
                                                 -------------------------------
                                                 Philip S. Messina




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